TO:      The Securities and Exchange Commission
         Washington, D.C.  20549

RE:      United Management, Inc.

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-37198 of United Management, Inc. on Form SB-2 of our report dated July 17, 2000 on the financial statements of United Management, Inc. appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
November 20, 2000